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                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM 8-A

             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                 PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


                     SECURITY CAPITAL INDUSTRIAL TRUST
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           (Exact Name of Registrant as Specified in its Charter)


               Maryland                                  74-2604728
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(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)



 14100 East 35th Place, Aurora, Colorado                   80011
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(Address of Principal Executive Offices)                 (Zip Code)


       If this form relates to the             If this form relates to the
       registration of a class of              registration of a class of
       securities pursuant to Section          securities pursuant to Section
       12(b) of the Exchange Act and is        12(g) of the Exchange Act and
       effective pursuant to General           is effective pursuant to General
       Instruction A.(c), please check         Instruction A.(c), please check
       the following box. [X]                  the following box. [ ]



       Securities Act registration statement file number to which this form relates: 333-39797

       Securities to be registered pursuant to Section 12(b) of the Act:

           Title of Each Class              Name of Each Exchange on Which
           to be so Registered              Each Class is to be Registered
           -------------------              -------------------------------

Series D Cumulative Redeemable Preferred
Shares of Beneficial Interest, par value
$0.01 per share                                  New York Stock Exchange



         Securities to be registered pursuant to Section 12(g) of the Act:

                                    None
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                              (Title of Class)

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Item 1.  Description of Registrant's Securities to be Registered.
         -------------------------------------------------------

         A complete description of the Series D Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per share (the "Series D Preferred Shares"), which are to be registered hereunder is contained under the caption "Description of Series D Preferred Shares" in the Prospectus Supplement dated April 7, 1998 to the Prospectus dated November 21, 1997 forming a part of the Form S-3 Registration Statement (File No. 333-39797) of Security Capital Industrial Trust ("SCI"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"). Such description, and the related material contained under the caption "Description of Preferred Shares" in the Prospectus dated November 21, 1997, is hereby incorporated by reference and any description included in a form of prospectus supplement subsequently filed by SCI pursuant to Rule 424(b) under the Securities Act shall be deemed to be incorporated by reference into this registration statement.

Item 2.  Exhibits.
         --------

         The following exhibits are filed herewith and with the New York Stock Exchange, Inc.

       Exhibit                                                      Sequential
       Number                    Exhibit                             Page No.
       -------                   -------                            ----------


         4.1 Amended and Restated Declaration of Trust of SCI (Incorporated by reference to Exhibit 4.1 to SCI's Registration
                     Statement No. 33-73382).

         4.2 First Certificate of Amendment of Amended and Restated Declaration of Trust of SCI (Incorporated by reference to Exhibit
                     3.1 to SCI's Form 8-K dated June 14, 1994).

         4.3 Second Articles of Amendment of Restated Declaration of Trust of SCI (Incorporated by reference to Exhibit 4.3 to SCI's Registration Statement No. 33-87306).

         4.4 Bylaws of SCI (Incorporated by reference to Exhibit 4.3 to SCI's Registration
                     Statement No. 33-83208).

         4.5 Articles Supplementary relating to SCI's Series A Cumulative Redeemable Preferred Shares of Beneficial Interest (Incorporated by reference to Exhibit 4.8 to SCI's
                     Form 8-A registration statement relating to such shares).

         4.6 First Articles of Amendment to Articles Supplementary relating to SCI's Series A Cumulative Redeemable Preferred Shares of Beneficial Interest (Incorporated by reference to Exhibit 10.3 to SCI's
                     Form 10-Q for the quarter ended
                     September 30, 1995).

         4.7 Articles Supplementary relating to SCI's Series B Cumulative Convertible Redeemable Preferred Shares of Beneficial Interest (Incorporated by reference to exhibit 4.1 to SCI's Form 8-K dated February 14, 1996).

         4.8         Articles Supplementary relating to SCI's
                     Series C Cumulative Redeemable Preferred
                     Shares of Beneficial Interest (Incorporated by reference to exhibit 4.8 to SCI's
                     Form 8-A dated November 13, 1996).




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        Exhibit                                                      Sequential
        Number                  Exhibit                               Page No.
        ------                  -------                              --------

         4.9 Third Articles of Amendment dated September 9, 1997 (Incorporated by reference to Exhibit 4.9 to SCI's Registration Statement No. 333-38515).

         4.10         Articles Supplementary relating to the
                      Series D Cumulative Redeemable Preferred
                      Shares.

         4.11 Rights Agreement (the "Rights Agreement") dated as of December 31, 1993 between SCI and State Street Bank and Trust Company, including form of Rights Certificate (Incorporated by reference to Exhibit 4.4 to SCI's Registration Statement No. 33-78080).

         4.12 First Amendment dated as of February 15, 1995 to the Rights Agreement (Incorporated by reference to Exhibit 4.6 to SCI's
                      Registration Statement No. 33-90940).

         4.13 Second Amendment dated as of June 22, 1995 to the Rights Agreement (Incorporated by reference to Exhibit 3.1 to SCI's Form 10-Q for the quarter ended September 30, 1995).




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                                 SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    SECURITY CAPITAL INDUSTRIAL TRUST



                                    By:   /s/ Jeffrey A. Klopf
                                         -------------------------------------
                                         Jeffrey A. Klopf
                                         Secretary

Dated:   April 8, 1998



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